NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 24-Hour Media Phone (202) 872-2680 www.pepcoholdings.com NYSE: POM

FOR IMMEDIATE RELEASE March 15, 2005	Media Contact: Robert Dobkin (202) 872-2680 Investor Relations: Donna Kinzel (302) 429-3004
Pepco Holdings Reports Full Year and Fourth-Quarter 2004 Results; Conference Call Scheduled

          Pepco Holdings, Inc. (NYSE: POM) today reported for the full year 2004, consolidated earnings of $258.7 million, or $1.47 per share, compared to $113.5 million, or 66 cents per share, for the full year 2003. Excluding special items (as described below), earnings for the full year 2004 would have been $272.6 million, or $1.54 per share, compared to $212.4 million, or $1.24 per share, for the full year 2003.

          "Overall, we are pleased with our financial results in 2004," said Dennis R. Wraase, Chairman of the Board, President and Chief Executive Officer. "We demonstrated successful execution of our stated strategy to keep focus on our core power delivery business, improve the profitability of our competitive energy businesses, shed non-core assets and strengthen the balance sheet. Earnings per share excluding special items was up 24 percent from 2003. Much of this increase was driven by the improved performance of our competitive energy businesses." Wraase also noted that he was pleased with the continued improvement in PHI's balance sheet and that PHI remains focused on the overall goal to reduce debt and preferred stock by $1.3 billion over the period 2003 - 2007.

2004 Highlights
•	Exceeded the debt and preferred stock reduction goal by reducing debt by approximately $480 million, inclusive of the application of common stock issuance proceeds;
•

Improved the common equity ratio from 34.6 percent at the end of 2003 to 39.2 percent at the end of 2004 (exclusive of transition bonds issued by ACE Funding, Pepco Energy Services' project debt and capital leases) enabled by solid cash flows from operations, supplemented by the equity issuance in September;

•	Sold the investment in Starpower Communications as well as the last remaining aircraft demonstrating the commitment to focus on the core power delivery business; and
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•	Effectively worked with regulators to transition to market-based default supply service, as demonstrated in Maryland and the District of Columbia.

          For the fourth quarter 2004, Pepco Holdings reported consolidated earnings of $6.1 million, or 3 cents per share, compared to a loss of $62.0 million, or 36 cents per share, for the fourth quarter 2003. Excluding special items (as described below), earnings for the fourth quarter of 2004 would have been $31.3 million, or 16 cents per share, compared to $4.9 million, or 3 cents per share, for the fourth quarter 2003.

          "In the fourth quarter, we continued to see consistent, predictable results from the Power Delivery business driven by sales growth, favorable weather and an increase in Standard Offer Service gross margins," said Wraase. As for our competitive energy businesses, we continue to be pleased with their profitable performance. Conectiv Energy had a significant increase in generation output during the quarter primarily due to increased demand resulting from unit outages in the eastern PJM power grid and colder weather in the second half of December. Pepco Energy Services benefited from higher electric sales and improved commodity margins."

          Further details regarding the change in consolidated earnings between 2004 and 2003 can be found in the following schedules and by referring to the Pepco Holdings Inc. Form 10-K for the year ended Dec. 31, 2004, as filed with the Securities and Exchange Commission.

Special Items
GAAP earnings for the full year 2004 included the following items which management believes are not representative of the company's core business operations (referred to herein as "special items"):
	•	After-tax earnings of $13.2 million, or 7 cents per share, related to the impact of changes in local tax regulations that were retroactive to 2001;
	•	After-tax earnings of $8.6 million, or 5 cents per share, related to a gain on the condemnation settlement associated with the transfer of Vineland distribution assets;
	•	After-tax earnings of $6.6 million, or 4 cents per share, related to the disposition of a joint venture associated with the Vineland co-generation facility;
	•	After-tax charges of $19.7 million, or 11 cents per share, related to the charge taken by Potomac Capital Investment in connection with an Internal Revenue Service settlement;
	•	After-tax charges of $7.7 million, or 4 cents per share, related to the early payment of Conectiv Energy's Bethlehem debt;
	•	After-tax charges of $7.7 million, or 4 cents per share, related to severance costs accruals; and
	•	After-tax charges of $7.3 million, or 4 cents per share, related to the impairment of the Starpower investment.
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GAAP earnings for the full year 2003 included the following special items:
•	After-tax earnings of $44.7 million, or 26 cents per share, related to the gain on the Edison Place office building sale;
•	After-tax earnings of $5.9 million, or 4 cents per share, related to an Atlantic City Electric Company (BL England) accrual reversal;
•	After-tax charges of $66.7 million, or 39 cents per share, related to the impairment of the Starpower investment;
•	After-tax charges of $29.5 million, or 17 cents per share, related to Conectiv Energy's cancellation of a contract for the delivery of four combustion turbines;
•	After-tax charges of $26.6 million, or 16 cents per share, related to net energy trading losses prior to the cessation of proprietary energy trading;
•	After-tax charges of $16.3 million, or 10 cents per share, related to Atlantic City Electric Company's New Jersey deferral disallowance;
•	After-tax charges of $8.7 million, or 5 cents per share, related to the reserve of a portion of a pre-bankruptcy receivable from Mirant; and
•	After-tax charges of $1.7 million, or 1 cent per share, related to Conectiv Energy's cancellation of a contract for the delivery of four combustion turbines.
GAAP earnings for the fourth quarter 2004 included the following special items:
•	After-tax charges of $19.7 million, or 10 cents per share, related to the charge taken by Potomac Capital Investment in connection with an Internal Revenue Service settlement and
•	After-tax charges of $5.5 million, or 3 cents per share, related to severance costs accruals.
GAAP earnings for the fourth quarter 2003 included the following special item:
•	After-tax charges of $66.7 million, or 39 cents per share, related to the impairment of the Starpower investment.
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CONFERENCE CALL FOR INVESTORS
          PHI will host a conference call to discuss fourth quarter results on Thursday, Mar. 17 at 10:00 a.m. E.S.T. Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 800-299-0433 before 9:55 a.m. The pass code for the call is "Pepco Holdings." International callers may access the call by dialing 617-801-9712, using the same pass code, "Pepco Holdings." An on-demand replay will be available for seven days following the call. To hear the replay, dial 888-286-8010 and enter pass code 59664086. International callers may access the replay by dialing 617-801-6888 and entering pass code 59664086. An audio archive will be available at PHI's Web site, http://www.pepcoholdings.com/investors/index_financialrelease.html.

          Note: If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors/index_financialrelease.html.

About PHI: Pepco Holdings, Inc. is a diversified energy company with headquarters in Washington, D.C. Its principal operations consist of PHI Power Delivery, which delivers 50,000 gigawatt-hours of power to more than 1.8 million customers in Washington, D.C., Delaware, Maryland, New Jersey and Virginia. PHI engages in regulated utility operations by delivering electricity and natural gas, and provides competitive energy and energy products and services to residential and commercial customers.

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute "forward-looking statements" within the meaning of federal securities law. These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events. Forward-looking statements are not a guarantee of future performance or events. They are subject to a number of uncertainties and other factors, many of which are outside the company's control. Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors. These uncertainties and factors could cause actual results to differ materially from such statements. PHI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results and prospects of PHI.

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SELECTED FINANCIAL INFORMATION
UNAUDITED CONDENSED STATEMENT OF EARNINGS
Pepco Holdings, Inc. Earnings Per Share Variance 2004 / 2003
4th Quarter
Competitive Energy
Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2003 Net Income/(Loss) 1/	$ 0.12	$ (0.12)	$ 0.01	$ (0.36)	$ (0.01)	$ (0.36)
2003 Special Items 2/
• CT cancellation	-	0.10	-	-	(0.10)	-
• Starpower impairment	-	-	-	0.39	-	0.39
2003 Net Income/(Loss) excluding Special Items	0.12	(0.02)	0.01	0.03	(0.11)	0.03

Change from 2003 Net Income/(Loss) excluding Special Items
Regulated Operations
• Revenue -	Sales Growth/Customer Mix (kwh sales .5% increase and mcf sales 6.7% increase from 2003) is .005 cents and estimated Weather is approximately .005 cents	0.01	-	-	-	-	0.01
Standard Offer Service Margin	0.01	-	-	-	-	0.01
• Operation & Maintenance	(0.02)	-	-	-	-	(0.02)
• Other, net	0.01	-	-	-	-	0.01
Conectiv Energy
• Margins (operating revenue less cost of goods sold)
- Merchant Generation	-	0.08	-	-	-	0.08
- Load Following (POLR)	-	0.01	-	-	-	0.01
- Power, Oil and Gas Marketing Services	-	(0.03)	-	-	-	(0.03)
• Other, net - Primarily taxes	-	(0.01)	-	-	-	(0.01)
Pepco Energy Services
• Margins (operating revenue less cost of goods sold)	-	-	0.01	-	-	0.01
Other Non-Regulated
• Primarily capital costs and investment activity	-	-	-	0.01	-	0.01
Corporate & Other
• Primarily gain on sale of note receivable from asset disposition and taxes	-	-	-	-	0.05	0.05
2004 Net Income/(Loss) excluding Special Items	0.13	0.03	0.02	0.04	(0.06)	0.16
2004 Special Items 2/
• Non-lease financial asset IRS settlement	-	-	-	(0.10)	-	(0.10)
• Severance	-	-	-	-	(0.03)	(0.03)
2004 Net Income/(Loss) 3/	$ 0.13	$ 0.03	$ 0.02	$ (0.06)	$ (0.09)	$ 0.03

1/	2003 Average Shares Outstanding for the 4th Quarter were 171,406,377.
2/	Management believes the special items are not representative of the Company's core business operations.
3/

2004 Average Shares Outstanding for the 4th Quarter were 187,968,102. The higher number of shares outstanding in 2004 results in dilution effecting each business unit. The consolidated effect is ($.003) per share.

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SELECTED FINANCIAL INFORMATION - Continued
UNAUDITED CONDENSED STATEMENT OF EARNINGS
Pepco Holdings, Inc. Earnings Per Share Variance 2004/2003
Year to Date December
Competitive Energy
Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2003 Net Income/(Loss) 1/	$ 1.22	$ (0.49)	$ 0.01	$ 0.05	$ (0.13)	$ 0.66
2003 Special Items 2/
• Gain on sale of Edison Place	-	-	-	(0.26)	-	(0.26)
• ACE (BL England) accrual reversal	(0.04)	-	-	-	-	(0.04)
• Starpower impairment	-	-	-	0.39	-	0.39
• CT cancellation	-	0.38	-	-	(0.21)	0.17
• Trading losses (Proprietary trading)	-	0.16	-	-	-	0.16
• ACE NJ deferral disallowance	0.10	-	-	-	-	0.10
• Mirant reserve adjustment	0.05	-	-	-	-	0.05
• CT cancellation	-	0.11	-	-	(0.10)	0.01
2003 Net Income/(Loss) excluding Special Items	1.33	0.16	0.01	0.18	(0.44)	1.24
Change from 2003 Net Income/(Loss) excluding Special Items
Regulated Operations
• Revenue -	Sales Growth/Customer Mix (kwh sales 2.0% increase and mcf sales 5.5% decrease from 2003)	0.08	-	-	-	-	0.08
Weather (estimate) 3/	0.02	-	-	-	-	0.02
Standard Offer Service Margin - Primarily TPA settlement	(0.16)	-	-	-	-	(0.16)
• Operation & Maintenance	(0.01)	-	-	-	-	(0.01)
• Depreciation and Other Taxes	0.03	-	-	-	-	0.03
• Other, net	(0.01)	-	-	-	-	(0.01)
Conectiv Energy
• Margins (operating revenue less cost of goods sold)
- Merchant Generation	-	0.20	-	-	-	0.20
- Load Following (POLR)	-	0.06	-	-	-	0.06
• Operating and Capital Costs, net	-	(0.11)	-	-	-	(0.11)
Pepco Energy Services
• Margins (operating revenue less cost of goods sold)	-	-	0.05	-	-	0.05
Other Non-Regulated
• Aircraft sales	-	-	-	0.03	-	0.03
• Primarily capital costs	-	-	-	0.04	-	0.04
Corporate & Other
• Primarily amortizations, gain on sale of note receivable from asset disposition and taxes	-	-	-	-	0.08	0.08
2004 Net Income/(Loss) excluding Special Items	1.28	0.31	0.06	0.25	(0.36)	1.54
2004 Special Items 2/
• Local tax benefit	-	-	0.01	0.05	0.01	0.07
• Gain on Vineland distribution assets condemnation settlement	0.05	-	-	-	-	0.05
• Gain on disposition associated with Vineland co-generation facility	-	0.04	-	-	-	0.04
• Non-lease financial asset IRS settlement	-	-	-	(0.11)	-	(0.11)
• CBI term loan buydown	-	(0.04)	-	-	-	(0.04)
• Severance	(0.01)	-	-	-	(0.03)	(0.04)
• Starpower impairment	-	-	-	(0.04)	-	(0.04)

2004 Net Income/(Loss) 4/	$ 1.32	$ 0.31	$ 0.07	$ 0.15	$ (0.38)	$ 1.47

1/	2003 Average Shares Outstanding for the Twelve Months Ended were 170,717,258.
2/	Management believes the special items are not representative of the Company's core business operations.
3/	The effect of weather in 2004 compared with the 20 year average weather is estimated to increase earnings by $.04 per share.
4/

2004 Average Shares Outstanding for the Twelve Months Ended were 176,826,225. The higher number of shares outstanding in 2004 results in dilution effecting each business unit. The consolidated effect is ($.052) per share.

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SELECTED FINANCIAL INFORMATION - Continued
UNAUDITED CONDENSED STATEMENT OF EARNINGS
	December 31, 2004 (In Millions)
		Competitive Energy Segments
	Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non- Regulated	Corp. & Other(a)	PHI Cons.
Operating Revenue	$4,375.9	$2,408.3 (b)	$1,168.6	$87.9	$(818.9)	$ 7,221.8
Operating Expense	3,832.9 (b), (c)	2,281.9	1,150.2	(1.1) (d)	(817.8)	6,446.1
Operating Income	543.0	126.4	18.4	89.0	(1.1)	775.7
Interest Income	5.4	9.9	.7	58.8	(65.4)	9.4
Interest Expense	176.3	47.8 (e)	4.9	94.8	49.8	373.6
Income Taxes (f)	152.5	44.6	4.7	15.1 (i)	(43.7)	173.2
Net Income (loss)	233.4 (c)	54.9 (g)	12.0	25.6 (h)	(67.2)	258.7
Total Assets	8,374.4	1,896.5	544.4	1,319.2	1,214.9	13,349.4
Construction Expenditures	$ 479.5	$ 11.6	$ 21.2	$ -	$ 5.1	$ 517.4

(a)

Includes unallocated Pepco Holdings' (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of August 1, 2002. Intercompany eliminations are also included in this line item. Additionally, the line item in this column for "total assets" also includes Pepco Holdings' goodwill balance.

(b)	Power Delivery purchased electric energy, electric capacity and natural gas from Conectiv Energy in the amount of $563.5 million for the year ended December 31, 2004.
(c)

Power Delivery recognized a $14.7 million gain from the condemnation settlement associated with the transfer of certain distribution assets in Vineland, New Jersey. Also, Power Delivery recorded a $6.6 million gain from the sale of non-utility land during the first quarter of 2004.

(d)	Other Non-Regulated recorded an $8.3 million gain from the sale of PCI's final three aircraft.
(e)	Includes $12.8 million of expenses associated with the pre-payment of the Bethlehem debt.
(f)

In February 2004, a local jurisdiction issued final consolidated tax return regulations, which were retroactive to 2001. Under these regulations, Pepco Holdings (parent) and other affiliated companies doing business in this location, now have the necessary guidance to file a consolidated income tax return. This allows Pepco Holdings' subsidiaries with taxable losses to utilize those losses against tax liabilities of Pepco Holdings' companies with taxable income. During the first quarter of 2004, Pepco Holdings and its subsidiaries recorded the impact of the new regulations of $13.2 million for the period of 2001 through 2003.

(g)	Conectiv Energy recognized an $11.2 million pre-tax gain ($6.6 million after-tax) from the disposition of a joint venture associated with the Vineland co-generation facility.
(h)	This amount includes the $11.2 million pre-tax impairment charge ($7.3 million after-tax) to reduce the value of the Starpower investment to $28 million at June 30, 2004.
(i)	Includes a $19.7 million charge related to an IRS settlement.
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SELECTED FINANCIAL INFORMATION - Continued
UNAUDITED CONDENSED STATEMENT OF EARNINGS
	December 31, 2003 (In Millions)
		Competitive Energy Segments
	Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non- Regulated	Corp. & Other(a)	PHI Cons.
Operating Revenue	$4,016.8	$2,859.0 (b)	$1,126.2	$100.1	$(830.8)	$ 7,271.3
Operating Expense	3,512.0 (b)	2,983.5 (c), (d)	1,120.5	(44.1)	(917.0) (c), (d)	6,654.9
Operating Income (loss)	504.8	(124.5)	5.7	144.2	86.2	616.4
Interest Income	21.7	5.7	.8	49.0	(60.1)	17.1
Interest Expense	167.8	32.3	8.1	96.4	63.7	368.3
Income Taxes	135.5	(53.2)	1.0	(10.1)	(7.3)	65.9
Extraordinary Item (net of taxes of $4.1 million)	5.9	-	-	-	-	5.9
Net Income (loss)	209.0	(82.8) (c), (d)	2.0	7.4 (e)	(22.1) (c), (d)	113.5
Total Assets	8,383.5	1,964.5	547.9	1,384.5	1,090.9	13,371.3
Construction Expenditures	$ 393.9	$ 199.4	$ -	$ -	$ 4.9	$ 598.2

Note:

The 2003 operating results above have been revised for the full year to reflect (1) the operations of Pepco Power Delivery and Conectiv Power Delivery as a single Power Delivery segment (2) the transfer of the operations of the Conectiv Energy subsidiary Conectiv Thermal Systems, Inc. (Conectiv Thermal) from Conectiv Energy to Pepco Energy Services, (3) the transfer of the operations of the Deepwater power generation plant (Deepwater) from Power Delivery to Conectiv Energy, and (4) the transfer of the operations of the PCI subsidiary Pepco Enterprises, Inc. (PEI) from PCI (within the "Other Non-Regulated" segment) to Pepco Energy Services.

(a)

Includes unallocated Pepco Holdings' (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the Conectiv assets and liabilities as of August 1, 2002. Intercompany transactions are also included in this line item. Additionally, the line item in this column for "total assets" also includes Pepco Holdings' goodwill balance.

(b)				Power Delivery purchased electric energy, electric capacity and natural gas from Conectiv Energy in the amount of $653.3 million for the year ended December 31, 2003.
(c)

Conectiv Energy's results include a charge of $108.0 million ($64.1 million after-tax) related to the CT contract cancellation. This was partially offset by $57.9 million ($34.6 million after-tax) in Corp. & Other, resulting from the reversal of a purchase accounting fair value adjustment made on the date of the merger. Overall, the net impact of these two transactions is $50.1 million ($29.5 million after-tax) on consolidated net income.

(d)

Conectiv Energy's results include a charge of $32.8 million ($19.4 million after-tax) related to an impairment of CT inventory. This was partially offset by $29.6 million ($17.7 million after-tax) in Corp. & Other, resulting from the reversal of a purchase accounting fair value adjustment made on the date of the merger. Overall, the net impact of these two transactions is $3.2 million ($1.7 million after-tax) on consolidated net income.

(e)

Included in "Other Non-Regulated" net income of $7.4 million is a non-cash impairment charge of $102.6 million ($66.7 million after-tax) related to Pepcom's investment in Starpower Communications, LLC. The write-down of the investment in Starpower is based on December 31, 2003 estimated results. Also, included in results is a gain of $68.8 million ($44.7 million after-tax) on the sale of the Edison Place office building and an impairment charge of $11.0 million ($7.2 million after-tax) on PCI's aircraft portfolio.

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OTHER INFORMATION
Consolidated Condensed Balance Sheets (Unaudited at December 31, 2004)
	December 31,
	2004	2003
	(In Millions)
ASSETS
Total Current Assets	$ 1,653.9	$ 1,685.3
Total Investments and Other Assets	4,607.5	4,721.1
Net Property, Plant and Equipment	7,088.0	6,964.9
Total Assets	$13,349.4	$13,371.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Total Current Liabilities	$ 1,942.8	$ 2,179.7
Total Deferred Credits	2,912.6	2,672.3
First Mortgage Bonds, Medium-Term Notes and Other Long-Term Debt	4,950.7	5,208.8
Debenture Issued to Financing Trust	-	72.2
Mandatorily Redeemable Serial Preferred Stock	-	45.0
Capital Lease Obligations	122.1	126.8
Serial Preferred Stock	27.0	35.3
Redeemable Serial Preferred Stock	27.9	27.9
Total Shareholders' Equity	3,366.3	3,003.3
Total Liabilities and Shareholders' Equity	$13,349.4	$13,371.3

          In accordance with the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46) issued in January 2003, and with the FASB Interpretation No. 46-R "Consolidation of Variable Interest Entities" (FIN 46R) issued in December 2003, Pepco Holdings deconsolidated several entities that had previously been consolidated and consolidated several small entities that had not previously been consolidated. FIN 46 and FIN 46R address conditions under which an entity should be consolidated based upon variable interests rather than voting interests.

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Power Delivery Sales
	Three Months ended December 31,		Twelve Months ended December 31,
	2004	2003	2004	2003

Electric Gigawatt Hours - Delivered	11,588	11,525	50,678	49,669

Electric Gigawatt Hours - SOS/POLR/BGS	8,733	8,441	38,496	37,158

Gas Sales - MCF	6,242	5,852	21,599	22,859

Weather Data - Consolidated Electric Service Territory
	Three Months ended December 31,		Twelve Months ended December 31,

	2004	2003	2004	2003

Heating Degree Days	1,498	1,469	4,340	4,631
20 Year Average	1,512	1,515	4,235	4,238
Percentage Difference from Average	-0.9%	-3.0%	2.5%	9.3%
Percentage Difference from Prior Year	2.0%		-6.3%

Cooling Degree Days	6	19	1,369	1,233
20 Year Average	29	30	1,308	1,317
Percentage Difference from Average	-79.3%	-36.7%	4.7%	-6.4%
Percentage Difference from Prior Year	-68.4%		11.0%

Supplemental Operating Income Information
The supplemental information shown below is presented to provide the reader with additional financial information on the operating results of Pepco Energy Services and Conectiv Energy.
Pepco Energy Services	Three Months ended December 31, 2004		Twelve Months ended December 31, 2004
($ in millions)
Operating Revenue		$ 313.1		$ 1,168.6
Cost of Goods Sold		283.0		1,064.4
Revenue less Cost of Goods Sold		30.1		104.2

Revenue less Cost of Goods Sold Detail:
Natural Gas		1.9		10.8
Electric		16.3		44.8
Energy Services		11.9		48.6
Total		30.1		104.2

Operation and Maintenance Expenses		19.8		72.5
Depreciation		3.4		13.3
Operating Expenses		23.2		85.8

Operating Income		$ 6.9		$ 18.4
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Conectiv Energy	Three Months ended December 31,			Twelve Months ended December 31,
($ in millions)	2004	2003		2004	2003

Sales Summary
Energy Output (Megawatt hours)	1,202,549	839,298		5,161,683	5,261,878
Load Following Service (POLR) Sales (Megawatt hours)	1,951,354	2,733,684		10,169,654	12,366,452

Operating Income Summary
Operating Revenue	$ 606.3	$ 540.6		$ 2,408.3	$ 2,859.0
Cost of Goods Sold	536.7	492.5		2,130.2	2,695.6
Revenue Less Cost of Goods Sold	69.6	48.1		278.1	163.4

Revenue Less Cost of Goods Sold Detail:
Merchant Generation	66.6	42.7	(1)	240.9	184.1	(2)
Load Following Service (POLR)	2.3	(1.5)	(3)	12.7	(3.1)	(3)
Power, Oil and Gas Marketing Services	0.7	6.9	(4)	24.5	(17.6)	(5)
Total	69.6	48.1		278.1	163.4

Operating and Maintenance Expenses	33.5	33.7		106.6	107.9
Depreciation	11.5	11.0	(6)	45.1	39.2	(6)
Loss on Contract Cancellation	-	30.1		-	140.8	(7)
Operating Expenses	45.0	74.8		151.7	287.9
Operating Income	24.6	(26.7)		126.4	(124.5)
Notes:
(1)

Improved results due to increased generation output and net margins resulting primarily from increased demand due to unit outages in the eastern PJM power grid and colder weather in the second half of December 2004.

(2)

Improved results primarily from increased opportunities to take advantage of unit operating flexibility, fuel switching and unit outages in the eastern PJM power grid, partially offset by cooler than normal summer weather.

(3)	Improved margins due to higher contract prices and lower cost of goods sold primarily from hedging activities.
(4)	Reduced margins on wholesale energy contracts and oil marketing activities due primarily to higher energy and fuel costs during the quarter.
(5)

2003 results include proprietary trading losses totaling $44 million which were caused primarily from first quarter trading losses. Excluding proprietary trading, 2003 results were $19.5 million. 2004 results include the recognition of an adjustment related to fuel supply contracts.

(6)	Higher depreciation expense due primarily to completion of the Bethlehem generating station.
(7)	2003 results include unfavorable impact related to the cancellation of a combustion turbine contract and an impairment charge related to combustion turbines in inventory.
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